UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2021

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A ordinary shares	LBTYA	Nasdaq Global Select Market
Class B ordinary shares	LBTYB	Nasdaq Global Select Market
Class C ordinary shares	LBTYK	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

Senior Secured Notes

On June 22, 2021, VMED O2 UK Financing I plc (the “Issuer”) (a wholly-owned subsidiary of the 50:50 joint venture between Liberty Global plc (“Liberty Global”) and Telefónica, S.A. combining the U.K. operations of Virgin Media Inc. and its consolidated subsidiaries and the operations of O2 Holdings Limited and its consolidated subsidiaries (the “Joint Venture”)) entered into a purchase agreement (the “Purchase Agreement”) with, among others, J.P. Morgan Securities LLC, as dollar representative of the several dollar initial purchasers named therein (the “Dollar Initial Purchasers”) and Barclays Bank PLC, Credit Suisse Securities (Europe) Limited and J.P. Morgan Securities plc, as sterling representatives of the several sterling initial purchasers named therein (the “Sterling Initial Purchasers” and, together with the Dollar Initial Purchasers, the “Initial Purchasers”) pursuant to which the Issuer agreed to sell, subject to the terms and conditions set forth therein, $850.0 million aggregate principal amount of its 4.750% senior secured notes due 2031 (the “Dollar Notes”), at par, to the Dollar Initial Purchasers and £675.0 million ($941.6 million at the June 22, 2021 exchange rate) aggregate principal amount of its 4.500% senior secured notes due 2031 (the “Sterling Notes” and, together with the Dollar Notes, the “Notes”), at par, to the Sterling Initial Purchasers, in each case, in an offering in accordance with Rule 144A and Regulation S under the Securities Act of 1933, as amended. The Dollar Notes and the Sterling Notes will mature on July 15, 2031. Interest on each series of the Notes will be payable semi-annually in arrears on each January 15 and July 15, beginning on January 15, 2022.

The Notes are being issued in accordance with the newly-established Green Bond Framework (the “VMED O2 Green Bond Framework”) by the Joint Venture, that was certified by Sustainalytics on June 14, 2021, to align with the International Capital Markets Association’s 2021 Green Bond Principles. The Joint Venture intends to use an amount equal to the net proceeds of the Notes to finance and/or refinance new and/or existing VM Eligible Green Projects (as defined in the VMED O2 Green Bond Framework) and to pay fees and expenses in relation thereto.

On July 7, 2021 (the “Issue Date”), subject to the terms and conditions of the Purchase Agreement, the Sterling Notes will be issued to the Sterling Initial Purchasers and the Dollar Notes will be issued to the Dollar Initial Purchasers pursuant to an indenture (the “Indenture”), to be dated the Issue Date, among, inter alios, the Issuer, BNY Mellon Corporate Trustee Services Limited, as trustee (the “Trustee”) and BNY Mellon Corporate Trustee Services Limited, as security trustee (the “Security Trustee”).

New Finco Loans

On the Issue Date, the net proceeds of the (i) Dollar Notes, plus certain fees payable to the Issuer (if any), will be used by the Issuer to finance a dollar denominated loan (the “Finco Facility $”) to VMED O2 UK Holdco 4 Limited (the “New VM Credit Facility Borrower”) (an indirect wholly-owned subsidiary of the Joint Venture), and (ii) Sterling Notes, plus certain fees payable to the Issuer (if any), will be used by the Issuer to finance a sterling denominated loan (“Finco Facility £” and, together with the Finco Facility $, the “New Finco Loans”) to the New VM Credit Facility Borrower, each under an additional facility subject to the terms of the senior facilities agreement originally dated June 7, 2013, between, among others, Virgin Media Investment Holdings Limited and certain financial institutions as lenders thereunder (as amended, amended and restated, supplemented or otherwise modified from time to time, the “VM Credit Facility”). In connection with the New Finco Loans, on the Issue Date, each of the Issuer and the New VM Credit Facility Borrower will enter into an (i) accession deed to the VM Credit Facility relating to the Finco Facility $ (the “Finco Facility $ Accession Deed”), and (ii) accession deed to the VM Credit Facility relating to the Finco Facility £ (the “Finco Facility £ Accession Deed” and, together with the Finco Facility $ Accession Deed, the “New Finco Facility Accession Deeds”).

The New Finco Facility Accession Deeds will provide for the payment of certain premiums in connection with certain voluntary and mandatory prepayments of the applicable New Finco Loans that will enable the Issuer to pay the premiums payable in respect of corresponding redemptions of the applicable Notes.

On the Issue Date, the obligations of the New VM Credit Facility Borrower under the New Finco Loans will be guaranteed on a senior basis by the guarantors under the VM Credit Facility and will be secured by the collateral securing the obligations of the obligors under the VM Credit Facility.

The gross proceeds of the New Finco Loans will be used, together with existing cash and cash equivalents, to repay £1,124.0 million ($1,567.9 million at the June 22, 2021 exchange rate) aggregate principal amount outstanding under Facility P under the VM Credit Facility and to redeem £152.2 million ($212.3 million at the June 22, 2021 exchange rate) aggregate principal amount of 2026 VM Senior Secured Notes.

Notes

The Dollar Notes and the Sterling Notes are non-callable until July 15, 2026. At any time prior to July 15, 2026, the Issuer may redeem some or all of the Dollar Notes and/or the Sterling Notes at a price equal to 100% of the principal amount of such Dollar Notes and/or Sterling Notes redeemed plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the redemption date and a “make-whole” premium, which is the present value of all remaining scheduled interest payments to the redemption date using the discount rate (as specified in the Indenture) as of the redemption date plus 50 basis points.

On or after July 15, 2026, the Issuer may redeem all, or from time to time a part, of the Dollar Notes and/or the Sterling Notes at the following redemption prices (expressed as a percentage of the principal amount) plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the applicable redemption date, if redeemed during the twelve-month period commencing on July 15 of the years set forth below:

Year	Dollar Notes Redemption Price

2026	102.375%
2027	101.188%
2028	100.594%
2029 and thereafter	100.000%

Year	Sterling Notes Redemption Price

2026	102.250%
2027	101.125%
2028	100.563%
2029 and thereafter	100.000%

In addition, at any time prior to July 15, 2026, the Issuer may redeem up to 40% of the original aggregate principal amount of the Dollar Notes and/or the Sterling Notes with the net proceeds of one or more specified equity offerings at a redemption price of, in relation to the Dollar Notes 104.750% of the principal amount of the Dollar Notes redeemed and, in relation to the Sterling Notes 104.500% of the principal amount of the Sterling Notes redeemed, in each case, plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the date of redemption. Furthermore, prior to July 15, 2026, during each 12-month period commencing on the Issue Date, the Issuer may redeem up to 10% of the original aggregate principal amount of the Dollar Notes and/or Sterling Notes at a redemption price equal to 103% of the principal amount of such Dollar Notes and/or Sterling Notes redeemed plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the date of redemption. In the event of certain events defined as constituting a change of control, the Issuer may be required to redeem the entire aggregate principal amount of the Dollar Notes and/or Sterling Notes at a redemption price equal to 101% of the principal amount of such Dollar Notes and/or Sterling Notes plus accrued and unpaid interest and additional amounts, if any, to (but excluding) the date of redemption.

Pursuant to the Finco Facility $ Accession Deed, the call provisions, maturity and the applicable interest rate for the Finco Facility $ are the same as those of the Dollar Notes and pursuant to the Finco Facility £ Accession Deed, the call provisions, maturity and the applicable interest rate for the Finco Facility £ are the same as those of the Sterling Notes.

The Issuer is a special purpose financing company incorporated for the purpose of issuing the Notes and incurring certain other indebtedness in the future and will depend upon payments under the New Finco Loans and certain other related agreements (the “Related Agreements”) to make payments under the Notes. The Issuer will apply all payments it receives under the New Finco Loans and the applicable Related Agreements, including in respect of principal, premiums, interest and additional amounts, if any, to make corresponding payments under the Notes.

The Notes will be senior and limited recourse obligations of the Issuer, will rank pari passu in right of payment with any existing and future indebtedness of the Issuer that is not subordinated to the Notes and will be effectively subordinated to any future indebtedness of the Issuer that is secured by liens senior to the liens securing the Notes, or secured by property and assets that do not secure the Notes, to the extent of the value of the property and assets securing such indebtedness.

On the Issue Date, the Notes will be secured by a security interest in all of the Issuer’s rights, title and interests in, inter alia, the New Finco Loans, the Related Agreements and sums of money held from time to time in all bank accounts of the Issuer, subject to certain specified exceptions.

The foregoing description of the Notes, the New Finco Facility Accession Deeds and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Indenture and the New Finco Facility Accession Deeds.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Exhibit Name

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: June 28, 2021